UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 18, 2005
Date of Report (Date of earliest event reported)

RAPA MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 900, 555 Burrard Street
Vancouver, British Columbia, Canada	V7X 1M8
(Address of principal executive offices)	(Zip Code)

(604) 836-5999
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 18, 2005, Rapa Mining Inc. (the “Company”) completed a seven-for-one split of its issued and outstanding common stock. As a result of the stock split, the Company’s authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 per share, of which 6,115,000 shares were issued and outstanding, to 525,000,000 shares of common stock with a par value of $0.001 per share, of which 43,805,000 are issued and outstanding.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

As a result of the stock split, the symbol under which the Company’s shares trade on the OTC Bulletin Board has been changed from “RAPA” to “RAPM,” effective February 18, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	3.1	Certificate of Change to Authorized Capital effective February 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPA MINING INC.
Date:	February 18, 2005
		By:	/s/ Brian Cheston
Name: BRIAN CHESTON
Title: PRESIDENT